April 6, 2016

LETTER TO SHAREHOLDER

MEDIAN GROUP INC. (“MGI”) continues to transform its operations in 2014 and 2015. Through a long and rigorous effort, the Company has successfully consolidate and streamline our business and build a strong foundation to set the stage for an exciting future.

This year is a significant year for us. After the successful restructuring of the Company, a new entity with a new set of business focus has emerged, where there will be a great emphasis on mobile digital business.

MGI serves as a confirmation of our commitment to bring more values to our shareholders, employees, customers and strategic partners. MGI through its Malaysian subsidiary, NAIM INDAH MOBILE COMMUNICATIONS SDN BHD (NIMC), shall focus on the business of providing mobile digital service under the MVNO platform across South East Asian countries.

NIMC is poised to be the first MVNO that specifically catered for these markets, operating as a digital service provider (DSP). A digital service provider applies the principles of Internet service delivery, meaning its delivery architecture is integrated, seamless, intelligent, automated, simple and in real time.

Towards Becoming A Digital Service Provider

The decision to become a DSP rests solely on providing the needs of a new generation of consumers. There has been a great shift in consumers’ behaviors. The way purchases are made, the types of media consumed, the way information are obtained and the way trust and relationships are built. These have created new rules of consumer engagement where mobile platform is highly utlized, allowing consumers to communicate, transact and gain almost instantaneous feedback and response. E-commerce now is evolving into M-Commerce (mobile-commerce) and into S-Commerce (social-commerce) allowing customers to instantly transact and share.

We must seize the opportunity to build our business model around this market segment through our offerings with three main differentiators:

▪	An advanced set of products and services that will disrupt the market landscape
▪	A customer engagement model that is currently not offered by others
▪	A technology superiority and scalability that will support future growth.

The first challenge to become a digital service provider involves a change in the mindset and culture; we need to view ourselves not as a communication service provider but as a genuine digital competitor. We need to shift away from serving as a channel and toward creating a platform, and the way for us to capitalize on the opportunities in the digital services domain and its associated revenue is to build our business as a digital service provider.

Our journey towards becoming a DSP has progressed well over the past 3 months where we are building a solid eco-system that will enable us to offer attractive and disruptive services to the market.

Key Business Focus: White label MVNOs

NIMC white label MVNO program allows corporations and organizations to offer more than just prepaid and postpaid mobile services, including voice, data, SMS and mobile broadband at a minimum set-up cost upfront. With the white-label program, NIMC is helping companies grow their revenue and profits by expanding their reach and exposure.

NIMC builds, operates and manages mobile digital services and enables corporations to give access to their own resellers to a full platform for activation, billing and subscriber lifecycle management, customer care, and management support without spending anything on software development.

Businesses can now compete on a more even playing field by offering a virtual 24×7 online retail store with full service customer care.  NIMC helps minimize operating costs by implementing strategic web based marketing initiatives, utilizing automated processes such as ordering, payment and collection, and inventory management, plus expands MVNO reach up to nationwide market opportunities through e-commerce.

NIMC’s first white label customer is the National Co-operatives Organization (ANGKASA) targeting the co-operative sectors. NIMC is currently negotiating with at least 4 other corporations as potential clients under the white label program.

We know that success in the wireless business depends on a strong and flexible back office that integrates new and innovative solutions. The solutions that count are those that allow the white label MVNOs to position it in such a way that the customer receives a seamless white label experience.

Our Mission Critical System

The current traditional billing, Next Generation Intelligent Network (NGIN) and Business Support System (BSS) running today have limited capabilities in serving today’s consumers’ demand. Most operators (MNOs and MVNOs) struggle to fulfil the demand of current consumers and find it very hard to cater for future business trend and unpredictable cost for the future changes. This is simply because the current back-end billing and BSS were not designed for 4G and beyond.

The system is required to provide a real-time unified charging across all services and devices, and payment methods with differentiated service offerings with a quick time-to-market advantage to allow NIMC to quickly capitalize and execute on market opportunities. CCBBSS platform combines payment methods, with ‘on demand’ payments for some services and recurring subscription models for others.

•	Online charging system (OCS) is the central system that governs all subscribers’ charging and rating. It is a system that allows an operator to charge their customers, in real time, based on event or session service usage.
•	Policy & Charging Rules Function (PCRF), a software component designated in real-time to determine policy rules that accesses subscriber databases and other specialized functions, such as a charging system PCRF supports the creation of rules and then automatically making policy decisions for each subscriber active on the network
•	Business Support Systems (BSS) are the components that we use to run its business operations towards customers. Together with operations support systems (OSS), these are used to support various end-to-end telecommunication services. BSS and OSS have their own data and service responsibilities.
•	Enterprise Resource Planning (ERP) is a system that handles all essential business functions such as accounting, HR, sales, marketing, service, warehousing, and more. The SAP B1 system provides a complete visibility and better control help us run our end-to-end business processes professionally.

We are now at the final stage of negotiating the purchase of these systems from the respective solution provider. We expect to complete the deployment of these systems by the end of Q2.

Access Agreement with a Host Operator

We have submitted an official application request for network access to a host mobile network operator (MNO) in middle February. Since then, we have gone through several rounds of negotiations for both technical and commercial elements. All the technical matters have been given a preliminary clearance for the next round of detailed scoping and implementation.

As for the commercial negotiation, we are currently negotiating on the wholesale rates with the MNO.

The MNO has given its commitment and assurance that agreement shall be concluded within 120 days from the date of submission. This is due to the involvement of many parties within the organization, ranging from technical, legal, financial and board of directors. With this in mind, we anticipate that the agreement will be signed in May 2016.

Moving Forward

Moving forward, we will continue to strive in executing our roadmap for growth which encompasses five key areas namely, strengthening our talents and resources, expanding our product range, widening our geographical reach, improving customers’ journey and experience and enhancing our internal process.

The positive results from these areas would create a stable platform for the Group to spread its wings regionally and globally to unveil the vast potential of the digital services market segment. Talks and negotiations are ongoing with several mobile network enablers and operators in the South East Asian region. This would promulgate further the Group’s vision and commitment in becoming a regional mobile service operator with an assortment of deliverables that would satisfy the ravishing appetite of the customers. Being in a competitive industry where customers’ satisfaction is uncompromising, we are continuously ensuring that customers’ experience would be the fundamental element in all facets of our operation.

Technology is the staple food of today’s consumers, which is ever changing, we will be investing our resources into R&D, talent enhancement, product innovation, and technology adoption in our delivery processes. This will enable us to be more efficient in providing an unmatched customers’ experience, which will translate into a faster and higher subscribers’ acquisition. We will continue to jointly work closely with mobile enablers to penetrate new markets and opportunities this year and beyond.

ANDREW HWAN LEE

President / Chief Executive Officer

Median Group Inc.

Disclaimer Statement

A number of statements contained in this Report are forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Certain written statements in this press release constitute "forward-looking statements" as defined under the Private Securities Litigation Reform Act of 1995. Words or phrases such as "should result," "are expected to," "we anticipate,” "we estimate," "we project," "we intend," or similar expressions are intended to identify forward-looking statements. These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed in any forward-looking statements. These risks and uncertainties include demand for our services, product development, our ability to maintain acceptable margins and control costs, the impact of federal, state and local regulatory requirements on our business, the impact of competition and the uncertainty of economic conditions in general, including the timely development and market acceptance of products, competitive market conditions, successful integration of acquisitions, the ability to secure additional sources of financing, the ability to reduce operating expenses, and other factors. The actual results that the Company achieves may differ materially from any forward-looking statements due to such risks and uncertainties. Readers are cautioned not to place undue reliance on forward-looking statements, since the statements speak only as of the date that they are made, and we undertake no obligation to publicly update these statements based on events that may occur after the date of this document.

* For more information, please visit www.mediangroupinc.com